Exhibit 99.1

SEE Announces Results of Early Tender for 4.875% Senior Notes due 2022

CHARLOTTE, N.C., September 29, 2021 — Sealed Air Corporation (“Sealed Air” or the “Company”) (NYSE:SEE) today announced that, in connection with the previously announced cash tender offer and consent solicitation by the Company to purchase for cash any and all of its 4.875% senior notes due 2022 (the “Notes”), the early tender period in respect of the tender offer expired at 5:00 p.m., New York City time, on September 28, 2021 (the “Early Tender Deadline”). As of the Early Tender Deadline, $339,258,000 principal amount of the Notes, or 79.83% of the principal amount outstanding, had been validly tendered and not withdrawn. The settlement date for the Notes accepted for purchase by the Company in connection with the Early Tender Deadline is currently expected to be September 30, 2021.

The Company expects to determine the pricing terms of the tender offer at 10:00 a.m., New York City time, on September 29, 2021. The final offer period will expire at 11:59 p.m., New York City time, on October 13, 2021, unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Time”).

As the Company received consents from holders of greater than a majority in aggregate principal amount of the outstanding Notes, the Company, the guarantors thereto and Truist Bank (formerly known as Branch Banking and Trust Company), as trustee (the “Trustee”), have executed a supplemental indenture (the “Supplemental Indenture”) to the indenture governing the Notes, which will be filed with the Securities and Exchange Commission. The amendments and modifications contained in the Supplemental Indenture eliminate certain restrictive covenants and events of default contained in the indenture. These changes will become operative concurrently with the expected acceptance for payment on September 30, 2021 of all Notes that were validly tendered (and not validly withdrawn) at or prior to the Early Tender Deadline.

After the Expiration Time, the Company intends to notify the Trustee that it will satisfy and discharge the Notes that remain outstanding.

This press release is not an offer to purchase or a solicitation of an offer to sell any securities, including the Notes. The tender offer is only being made pursuant to the terms of the offer to purchase and consent solicitation statement, dated September 15, 2021 (as it may be amended or supplemented from time to time, the “Statement”).

The complete terms and conditions of the tender offer are set forth in the Statement that has been sent to holders of the Notes. Holders are urged to read the tender offer documents carefully before making any decision with respect to the tender offer and consent solicitation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related consents, and if they decide to do so, the principal amount of the Notes to tender.

Holders may obtain copies of the Statement from the Depositary and Information Agent for the tender offer, Global Bondholder Services Corporation, by phone at (866) 470-3900 (U.S. toll-free) or (212) 430-3774 (banks and brokers) or by writing at contact@gbsc-usa.com (email).

Citigroup Global Markets Inc. has been engaged to act as the exclusive Dealer Manager and Solicitation Agent in connection with the tender offer for and the consent solicitation with respect to the Notes. Any questions regarding the terms of the tender offer and the consent solicitation should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (U.S. toll free) or (212) 723-6106 (collect).

None of the Company, its affiliates, their respective board of directors, the Dealer Manager and Solicitation Agent, the trustee of the Notes, the Depositary Agent and Information Agent or any other person makes any recommendation as to whether holders of Notes should tender their Notes or provide the related consents, and no one has been authorized to make such a recommendation.

About Sealed Air

Sealed Air (NYSE: SEE) is in business to protect, to solve critical packaging challenges, and to make our world better than we found it. Our packaging technology, solutions, and systems create a safer, more resilient and less wasteful global food supply chain, enable eCommerce, and protect goods transported worldwide.

Our globally recognized brands include CRYOVAC® brand food packaging, SEALED AIR® brand protective packaging, AUTOBAG® brand automated systems, BUBBLE WRAP® brand packaging, and SEE™ Automation solutions.

SEE’s Operating Model, along with industry-leading experts in materials, engineering, technology, and science are driving our innovative solution systems to be more sustainable, automated, and digitally connected.

SEE is leading the packaging industry to create a more environmentally, socially, and economically sustainable future and has pledged to design or advance 100% of its packaging materials to be recyclable or reusable by 2025, and a bolder goal to reach net-zero carbon emissions in its global operations by 2040.The company is also committed to a diverse workforce and inclusive culture through its 2025 Diversity, Equity and Inclusion pledge.

SEE generated $4.9 billion in sales in 2020 and has approximately 16,500 employees who serve customers in 117 countries/territories. To learn more, visit sealedair.com.

Website Information

We routinely post important information for investors on our website, sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition, results of operations or cash flows. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.

The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, including the Coronavirus Disease 2019 (COVID-19), changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our 2020 Annual Report on Form 10-K), regulatory actions and legal matters and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

Company Contacts

Investor Relations
Lori Chaitman
lori.chaitman@sealedair.com
516.458.4455

Media
Christina Griffin
Christina.griffin@sealedair.com
704.430.5742